Exhibit 99.1

Motorsport Games Reports First Quarter 2023 Financial Results

MIAMI, May 11, 2023 — Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games” or the “Company”) today reported financial results for its first fiscal quarter ended March 31, 2023. The Company has also posted a Q1 2023 Review video and Q1 2023 earnings slides highlighting key milestones that occurred in the period, which are accessible on the Company’s investor relations website. All share data and share-based calculations set forth in this press release have been adjusted to reflect the Company’s 1-for-10 reverse stock split completed on November 10, 2022 on a retroactive basis for the periods presented.

Stephen Hood, Chief Executive Officer of Motorsport Games, commented, “I am incredibly passionate about the world of motorsport, and I see a tremendous opportunity for growth and innovation in this exciting industry. I am pleased to be able to rejoin Motorsport Games as CEO and lead this team in driving the company forward. With our expertise in racing game development, esports, and broadcasting, I believe we are increasingly well-positioned to capitalize on the growing demand for immersive motorsport experiences and create new opportunities for fans and participants around the world.”

Hood added, “It has been apparent in my first few weeks the entire team across the Motorsport Games business are energized about what we can deliver if we are united and decisive. I am firm in my belief about what can be achieved and hope to be a catalyst in a change of fortunes for the Motorsport Games business.”

First Quarter 2023 Business Update

●	rFactor 2 Quarterly Content Update Released: In February 2023, the Company released updates to rFactor 2 that includes an exciting new vehicle – the Honda Civic Type R, the introduction of the superb, laser-scanned version of Long Beach, and a wealth of improvements to enhance the player experience.

●	Raised Approximately $11.3 Million of Gross Proceeds in 3 Registered Direct Offerings: During February 2023, the Company announced the closing of 3 registered direct offerings priced at-the-market under NASDAQ rules. The aggregate gross proceeds from the 3 offerings were approximately $11.3 million.

●

Completed Debt for Equity Exchanges with Motorsport Network, LLC: The Company entered into debt-for-equity exchange agreements with its majority stockholder, Motorsport Network, LLC (“Motorsport Network”), pursuant to which all of the Company’s outstanding debt under its $12 million line of credit with Motorsport Network was cancelled in exchange for shares of the Company’s Class A common stock.

●	Regained Full Compliance with NASDAQ Listing Rules: The Company received notice from the Nasdaq Stock Market LLC (“Nasdaq”) on January 30, 2023 informing Motorsport Games that it has regained full compliance with the Nasdaq Listing Rules.

●

Delivered the Finale of the 2022-23 Le Mans Virtual Series, the 24 Hours of Le Mans Virtual: The 2022-23 Le Mans Virtual Series, a joint venture between Motorsport Games and the Automobile Club de l’Ouest (“ACO”), returned for more of the elite, endurance esports competition which has attracted world motor racing champions, captured global attention, and received plaudits from teams, drivers and fans alike. The grand finale, the 24 Hours of Le Mans Virtual, was held on January 14-15, 2023 and had a cumulative total of approximately 8.8 million video views with approximately 27 million minutes watched.

Select Financial Highlights

The Company reported a net loss for the first quarter of 2023 (“2023”) of $5.3 million, or $2.33 per share, compared to a net loss of $16.0 million, or $12.97, for the first quarter of 2022 (“2022”). The Company also reported an Adjusted EBITDA loss for 2023 of $4.3 million, compared to an Adjusted EBITDA loss of $5.6 million for the same period in the prior year. The Company benefited from no impairment losses in 2023, compared to $9.3 million of impairment losses in 2022, with the remaining $1.4 million reduction in net loss primarily due to reduced external marketing spend and lower payroll costs in 2023 when compared to 2022, as a result of the actions taken under the Company’s previously announced 2022 Restructuring Program.

Revenue for 2023 was $1.7 million compared to $3.3 million for the same period in the prior year, a reduction of $1.6 million, or 48%. The Company experienced less favorable pricing and lower volume of digital sales in its existing product portfolio, as well as lower physical retail sales, in 2023 when compared to 2022.

Quarterly Financial Highlights

	Three Months Ended March 31,
	2023	2022
Revenues	$1,729,355	$3,321,789
Cost of revenues	1,248,736	2,013,806
Gross profit	480,619	1,307,983
Total operating expenses	5,892,008	16,911,333
Loss from operations	(5,411,389)	(15,603,350)
Interest expense	(199,120)	(201,596)
Other (loss) income, net	351,317	(162,099)
Net loss	(5,259,192)	(15,967,045)
Less: Net loss attributable to non-controlling interest	(158,245)	(829,428)
Net loss attributable to Motorsport Games Inc.	$(5,100,947)	$(15,137,617)

Net loss attributable to Class A common stock per share:
Basic and diluted	$(2.33)	$(12.97)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	2,192,155	1,166,816

The following table provides a reconciliation from net loss to Adjusted EBITDA loss for 2023 and 2022, respectively:

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net Loss	$(5,259,192)	$(15,967,045)
Interest expense	199,120	201,596
Depreciation and Amortization	502,357	567,840
EBITDA	(4,557,715)	(15,197,609)
Acquisition-related expenses	53,750	1,250
Impairment of goodwill and intangible assets	-	9,279,322
Stock-based compensation	249,233	353,030

Adjusted EBITDA	$(4,254,732)	$(5,554,333)

Cash Flow and Liquidity

As of March 31, 2023, the Company had cash and cash equivalents of approximately $5.8 million. During 2023, the Company had negative cash flows from operations of approximately $5.7 million, representing an average monthly net cash burn from operations of approximately $1.9 million. The Company expects to continue to incur significant operating expenses as it develops its product portfolio and, as a result, expects to have negative cash flows from operations for the foreseeable future until its product base is suitably established to create sufficient revenues and cash inflows to support the Company’s operations .

As of April 30, 2023, the Company’s cash and cash equivalents has reduced further to $4.9 million. Based on this cash and cash equivalents position, and the Company’s average cash burn, the Company does not believe it has sufficient cash on hand to fund its operations for the remainder of 2023 and that additional funding will be required in order to continue operations. The Company will need to supplement its available liquidity with additional debt and/or equity financing, as well as ongoing cost control initiatives.

The Company’s future liquidity and capital requirements include funds to support the planned costs to operate its business, including amounts required to fund working capital, support the development and introduction of new products, maintain existing game titles and certain capital expenditures. The adequacy of the Company’s available funds generally depends on many factors, including its ability to successfully develop consumer-preferred new products or enhancements to its existing products, continued development and expansion of the Company’s esports platform and its ability to collaborate with and/or acquire other companies or technologies to enhance or complement the Company’s product and service offerings.

The Company is currently seeking additional funds through a variety of arrangements and through maintaining and enhancing strong cost controls. There can be no assurances that the sources of liquidity referred to above will provide the Company with sufficient liquidity to meet its ongoing cash requirements as, among other things, the Company’s liquidity can be impacted by a number of factors, including the Company’s level of sales and expenditures, as well as accounts receivable, sales allowances, prepaid manufacturing expenses and accrued expenses.

(1) Use of Non-GAAP Financial Measures

Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net loss, its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above.

Adjusted EBITDA, a measure used by management to assess the Company’s operating performance, is defined as EBITDA, which is net loss plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) acquisition related expenses; (ii) stock-based compensation expenses; (iii) impairment of goodwill and intangible assets; and (iv) other charges or gains resulting from non-recurring events, if any.

The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently).

The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net (loss) income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 6:00 p.m. ET today, May 11, 2023, to discuss its financial results. The live conference call can be accessed by dialing 1-844-826-3033 from the U.S. or 1-412-317-5185 internationally. Alternatively, participants may access the live webcast on the Motorsport Games Investor Relations website at https://ir.motorsportgames.com under “Events.”

About Motorsport Games

Motorsport Games, a Motorsport Network company, is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world. Combining innovative and engaging video games with exciting esports competitions and content for racing fans and gamers, Motorsport Games strives to make the joy of racing accessible to everyone. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series across PC, PlayStation, Xbox, Nintendo Switch and mobile, including NASCAR, INDYCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”), as well as the industry leading rFactor 2 and KartKraft simulations. rFactor 2 also serves as the official sim racing platform of Formula E, while also powering F1 Arcade through a partnership with Kindred Concepts. Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League, among others. Motorsport Games is building a virtual racing ecosystem where each product drives excitement, every esports event is an adventure and every story inspires.

Forward-Looking Statements

Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) the Company’s future business, future results of operations and/or financial condition; (ii) new or planned products, features, events or other offerings and the anticipated timing of launching such products, features, events and offerings; (iii) the Company’s belief that it is increasingly well-positioned to capitalize on the growing demand for immersive motorsport experiences and create new opportunities for fans and participants around the world; (iv) the expected future impact of implementing management strategies and the impact of other industry trends; (v) the Company’s expectation that it will continue to incur significant operating expenses as it develops its product portfolio; (vi) the Company’s expectation that it will have negative cash flows from operations for the foreseeable future until its product base is suitably established to create sufficient revenues and cash inflows to support the Company’s operations; and (vii) the Company’s liquidity and capital requirements, including, without limitation, the Company’s ability to continue as a going concern, the Company’s belief it will not have sufficient cash on hand to fund its operations for the remainder of 2023 based on the cash and cash equivalents available as of March 31, 2023 and the Company’s average cash burn, the Company’s belief that additional funding will be required in order to continue operations, and the Company’s expectation to supplement liquidity with additional debt and/or equity financing and cash generated by cost control initiatives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company’s growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company’s inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs and, in addition to the factors set forth in (ii) through (vi) below, the Company’s continuing financial condition and ability to obtain additional debt and/or equity financing to meet its liquidity requirements, such as the going concern qualification on the Company’s annual audited financial statements posing difficulties in obtaining new financing on terms acceptable to the Company, or at all; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings, such as due to difficulties and/or delays arising out of any resurgence of the ongoing and prolonged COVID-19 pandemic; (iii) less than expected benefits from implementing the Company’s management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment (such as the impact on consumer discretionary spending as a result of significant increases in energy and gas prices which have been increasing since early in 2020), a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending, or adverse developments relating to the ongoing war between Russia and Ukraine; (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation, or failure to achieve the expected savings under the Company’s 2022 Restructuring Program; (v) difficulties and/or delays in resolving the Company’s liquidity and capital requirements, including, without limitation, difficulties in securing funding that is on commercially acceptable terms to the Company or at all, such as the Company’s inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, as well as any inability to achieve cost reductions, including, without limitation, those which the Company expects to achieve through the 2022 Restructuring Program; and/or (vi) difficulties, delays or the Company’s inability to successfully complete the 2022 Restructuring Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing the 2022 Restructuring Program, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from the 2022 Restructuring Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 pandemic, any resurgence of COVID-19 and the ongoing war between Russia and Ukraine; (ii) the Company’s ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (iii) the Company’s ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iv) unanticipated operating costs, transaction costs and actual or contingent liabilities; (v) the ability to attract and retain qualified employees and key personnel; (vi) adverse effects of increased competition; (vii) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (viii) the Company’s inability to protect its intellectual property; and/or (ix) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company’s plans and expectations as of any subsequent date.

Website and Social Media Disclosure

Investors and others should note that we announce material financial information to our investors using our investor relations website (ir.motorsportgames.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media and blogs, to communicate with our investors and the public about our company and our products. It is possible that the information we post on our websites, social media and blogs could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the websites, social media channels and blogs, including the following (which list we will update from time to time on our investor relations website):

Websites	Social Media
motorsportgames.com	Twitter: @msportgames & @traxiongg
traxion.gg	Instagram: msportgames & traxiongg
motorsport.com	Facebook: Motorsport Games & traxiongg
LinkedIn: Motorsport Games
Twitch: traxiongg
Reddit: traxiongg

The contents of these websites and social media channels are not part of, nor will they be incorporated by reference into, this press release.

Contacts:

Investors:

Investors@motorsportgames.com

Media:

PR@motorsportgames.com

Appendix:

The following table provide a comparative summary of the Company’s financial results for the periods presented:

MOTORSPORT GAMES INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2023	2022
Revenues	$1,729,355	$3,321,789
Cost of revenues [1]	1,248,736	2,013,806
Gross profit	480,619	1,307,983

Operating expenses:
Sales and marketing [2]	618,410	1,688,449
Development [3]	2,397,134	2,404,338
General and administrative [4]	2,779,110	3,423,153
Impairment of goodwill	-	4,788,268
Impairment of intangible assets	-	4,491,054
Depreciation and amortization	97,354	116,071
Total operating expenses	5,892,008	16,911,333
Loss from operations	(5,411,389)	(15,603,350)
Interest expense	(199,120)	(201,596)
Other (loss) income, net	351,317	(162,099)

Net loss	(5,259,192)	(15,967,045)
Less: Net loss attributable to non-controlling interest	(158,245)	(829,428)
Net loss attributable to Motorsport Games Inc.	$(5,100,947)	$(15,137,617)

Net loss attributable to Class A common stock per share:
Basic and diluted	$(2.33)	$(12.97)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	2,192,155	1,166,816

[1] Includes related party costs of $0 and $6,228 for the three months ended March 31, 2023 and 2022, respectively.

[2] Includes related party expenses of $17,076 and $0 for the three months ended March 31, 2023 and 2022, respectively.

[3] Includes related party expenses of $15,488 and $22,606 for the three months ended March 31, 2023 and 2022, respectively.

[4] Includes related party expenses of $92,045 and $22,886 for the three months ended March 31, 2023 and 2022, respectively.